Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements File No. 333-181888 on Form S-8 of Eureka Financial Corp. of our report dated December 22, 2015, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of Eureka Financial Corp. for the year ended September 30, 2015.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania

December 22, 2015

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345